EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-169222 and 333-198407) on Form S-8 of Adtalem Global Education Inc. of our report dated March 23, 2020, relating to our audit of the financial statements of Adtalem Global Education Inc. Nonqualified Deferred Compensation Plan, which appears in this Annual Report on Form 11-K of Adtalem Global Education Inc. Nonqualified Deferred Compensation Plan for the year ended December 31, 2019.

/s/ RSM US LLP

Chicago, Illinois

March 23, 2020

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